UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 103A Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 7, 2025, the Board of Directors of Viridian Therapeutics, Inc. (the “Company”) appointed Seth Harmon to serve as the Chief Financial Officer of the Company effective as of January 1, 2025. Mr. Harmon has served as the Company’s Senior Vice President of Finance and Accounting since May 2023 and its Principal Financial Officer and Principal Accounting Officer since September 2023. Mr. Harmon will continue to serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

Mr. Harmon, age 45, joined the Company in May 2023. Prior to joining the Company, from May 2020 to May 2023, Mr. Harmon served as the Chief Financial Officer and Vice President of Finance and Administration for the U.S. subsidiary of BioNTech SE, a biotechnology company, where he oversaw the general and administrative functions for BioNTech SE’s U.S. subsidiary and served as a member of the BioNTech US management team. Prior to BioNTech US, he was the Vice President of Finance and Accounting at Neon Therapeutics, Inc., a biotechnology company, where he served from April 2017 to May 2020. Previously, Mr. Harmon served as Controller at Merrimack Pharmaceuticals, Inc., a biopharmaceutical company and held several roles of increasing responsibility at Ernst & Young LLP where he obtained his certified public accountant license. Mr. Harmon holds an M.S. in Accounting and M.B.A. from Northeastern University and a B.A. in Economics and Mathematics from Bowdoin College.

In connection with his appointment as Chief Financial Officer, Mr. Harmon’s base salary was increased to $480,000 and his target discretionary bonus threshold remains set at 40% of his base salary. Mr. Harmon will be granted (i) a stock option award to purchase shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock as reported on the grant date and a grant date value of $1,662,000 and (ii) a restricted stock unit award with a grant date value of $554,000, each granted pursuant to the Company’s Amended and Restated 2016 Equity Incentive Plan. Mr. Harmon will receive other compensation and benefits consistent with his previously disclosed arrangements. A copy of the updated employment agreement to be entered into between Mr. Harmon and the Company will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

There are no arrangements or understandings between Mr. Harmon and any other persons pursuant to which he was selected as an officer; he has no family relationships with any of the Company’s directors or executive officers; and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: January 10, 2025	By:	/s/ Stephen Mahoney
Stephen Mahoney
President, Chief Executive Officer